                                                                 EXHIBIT (a)(3)
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                         NETFRAME SYSTEMS INCORPORATED
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("SHARE CERTIFICATES") evidencing shares of common stock, par value $.001 per share (the "SHARES"), of NetFRAME Systems Incorporated, a Delaware corporation (the "COMPANY"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Norwest Bank Minnesota, N.A. as Depositary (the "DEPOSITARY"), prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See
Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                          NORWEST BANK MINNESOTA, N.A.

       By Mail:          By Facsimile Transmission:    By Overnight Courier:

Norwest Shareowner Services    (612) 450-4163       Norwest Shareowner Services
    P. O. Box 64858         Confirm by Telephone:    161 North Concord Exchange
St. Paul, MN 55164-0858         (612) 450-4185        Reorganization Department
                                                      South St. Paul, MN 55075

                                   By Hand:

      Norwest Shareowner Services  The Depository Trust Company
      161 North Concord Exchange            1st Floor
               2nd Floor                 55 Water Street
       South St. Paul, MN 55075         New York, NY 10041

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Payette Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Micron Electronics, Inc., a Minnesota corporation and a subsidiary of Micron Technology, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 16, 1997 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal (which together constitute the "OFFER"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in
Section 3 of the Offer to Purchase.

Number of Shares:
              -----------------------     -------------------------------------

Certificate Nos.                          -------------------------------------
(If Available)                               SIGNATURE(S) OF HOLDER(S)

-------------------------------------     Dated:
                                                -------------------------, 1997

-------------------------------------     Name(s) of Holder(s):

Check one box if Shares will be           -------------------------------------
delivered by book-entry transfer          -------------------------------------
                                          -------------------------------------
[_] The Depository Trust Company                PLEASE TYPE OR PRINT
[_] Philadelphia Depository Trust Company

Account No.
           ----------------------------   -------------------------------------
                                                      ADDRESS
                                          -------------------------------------
                                                      ZIP CODE
                                          -------------------------------------
                                            AREA CODE AND TELEPHONE NO.

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares, into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three National Association of Securities Dealers Automated Quotation--National Market System trading days of the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depository and must deliver the Letter of Transmittal and the certificates for Shares to the Depository within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

-------------------------------------     -------------------------------------
      NAME OF FIRM                              AUTHORIZED SIGNATURE

-------------------------------------     Name:
       ADDRESS                                 --------------------------------
                                                    PLEASE TYPE OR PRINT

-------------------------------------     -------------------------------------
            ZIP CODE                                   TITLE

-------------------------------------     Dated:
    AREA CODE AND TELEPHONE NO.                 --------------------------, 1997


            DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.